Exhibit 99.2
LEGACY RESERVES LP
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2007

		Pro Forma
	Legacy	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$5,128,787	$(19,940,000	)(r)	$2,188,787
		17,000,000	(s)

Accounts receivable, net:
Oil and natural gas	9,417,275	—		9,417,275

Joint interest owners	5,456,179	—		5,456,179

Affiliated entities and other	9,293	—		9,293
Fair value of oil and natural gas swaps	572,150	—		572,150
Prepaid expenses and other current assets	1,158,450	—		1,158,450

Total current assets	21,742,134	(2,940,000)		18,802,134

Oil and natural gas properties, at cost:
Proved oil and natural gas properties, using the successful efforts method of accounting:	377,734,338	20,164,000	(r)	397,898,338

Unproved properties	78,025	—		78,025

Accumulated depletion, depreciation and amortization	(53,793,719)	—		(53,793,719)

	324,018,644	20,164,000		344,182,644

Other property and equipment, net	528,566	—		528,566

Fair value of oil and natural gas swaps	81,152	—		81,152

Deposit on pending acquisition	12,784	—		12,784

Equity method investment	83,941	—		83,941

Operating rights	6,433,918	—		6,433,918

Other assets, net	564,120	—		564,120

	$353,465,259	$17,224,000		$370,689,259

See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2007

		Pro Forma
	Legacy	Adjustments		Pro Forma

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable	$694,060	$—		$694,060

Accrued oil and natural gas liabilities	6,672,719	—		6,672,719

Fair value of oil and natural gas swaps	2,046,628	—		2,046,628
Asset retirement obligation	643,262	—		643,262
Other	2,416,702	—		2,416,702

Total current liabilities	12,473,371	—		12,473,371

Long-term debt	68,000,000	17,000,000	(s)	85,000,000

Asset retirement obligation	6,691,354	224,000	(r)	6,915,354

Fair value of oil and natural gas swaps	13,054,402	—		13,054,402

Total unitholders’ equity	253,246,132	—		253,246,132

	$353,465,259	$17,224,000		$370,689,259

See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006

		Formation	2006 Property				Previous
		Entities	Acquisitions	Binger	Ameristate	TSF	Transaction		Previous	Raven OBO
	Legacy	Historical	Historical	Acquisition	Acquisition	Acquisition	Pro Forma		Transaction	Acquisition	Pro Forma
	Historical	Note 2	Note 3	Historical	Historical	Historical	Adjustments		Pro Forma	Historical	Adjustments		Pro Forma

Revenues:
Oil sales	$45,351,122	$2,910,059	$5,107,379	$8,404,221	$411,472	$3,378,849	$—		$65,563,102	$4,181,662	$—		$69,744,764
Natural gas sales	14,446,193	829,695	354,526	1,883,982	1,193,736	1,181,403	—		19,889,535	1,363,610	—		21,253,145
Natural gas liquids sales	—	—	—	3,914,506	—	—	—		3,914,506	507,721	—		4,422,227
Realized and unrealized loss on oil and natural gas swaps	9,288,470	(1,304,472)	—	—	—	—	—		7,983,998		—		7,983,998

Total revenues	69,085,785	2,435,282	5,461,905	14,202,709	1,605,208	4,560,252	—		97,351,141	6,052,993	—		103,404,134

Expenses:

Oil and natural gas production	15,938,276	820,906	1,549,329	3,982,341	282,689	245,400	—		22,818,941	1,627,765	—		24,446,706
Production and other taxes	3,745,793	291,447	419,175	1,163,078	151,469	438,595	—		6,209,557	433,377	—		6,642,934
General and administrative	3,691,018	292,098	(394,345)	—	—	—	317,788	(e)	4,194,552	—	—		4,194,552
							226,743	(e)
							61,250	(f)

Depletion, depreciation, amortization and accretion	18,394,674	266,126	—	—	—	—	1,231,584	(b)	26,471,872	—	1,694,810	(r)	28,166,682
							407,717	(c)
							589,799	(g)
							986,478	(i)
							2,851,969	(l)
							700,322	(n)
							1,043,203	(p)

Impairment of long-lived assets	16,113,300	—	—	—	—	—	—		16,113,300	—	—		16,113,300

Loss on sale of assets	42,370	—	—	—		—			42,370	—	—		42,370

Total expenses	57,925,431	1,670,577	1,574,159	5,145,419	434,158	683,995	8,416,853		75,850,592	2,061,142	1,694,810		79,606,544

Operating income	11,160,354	764,705	3,887,746	9,057,290	1,171,050	3,876,257	(8,416,853)		21,500,549	3,991,851	(1,694,810)		23,797,590

Other income (expense):
Interest income	129,712	301,380	—	—	—	—	(301,380	)(d)	129,712	—	—		129,712
Interest expense	(6,644,721)	(207,905)	—	—	—	—	(434,070	)(h)	(1,431,851)	—	(1,168,750	)(s)	(2,600,601)
							(578,760	)(j)
							9,580,455	(k)
							(1,939,375	)(m)
							(346,875	)(o)
							(860,600	)(q)

Equity in income (loss) of partnerships	(317,788)	(609,306)	—	70,540	—	—	317,788	(e)	70,540		—		70,540
							226,743	(e)
							382,563	(e)
Other	29,328	6,600	—	—	—	—	—		35,928		—		35,928

Net income	$4,356,885	$255,474	$3,887,746	$9,127,830	$1,171,050	$3,876,257	$(2,370,364)		$20,304,878	$3,991,851	$(2,863,560)		$21,433,169

Net income per unit —
basic	$0.26												$0.83

diluted	$0.26												$0.83

Shares used in computing net income per unit:
basic	16,567,287						1,750,229	(a)					25,904,034

							75,271	(g)
							6,900,000	(k)
							611,247	(l)

diluted	16,568,879												25,905,626

See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2007

					Previous
		Binger	Ameristate	TSF	Transactions		Previous	Raven OBO
	Legacy	Acquisition	Acquisition	Acquisition	Pro Forma		Transactions	Acquisition	Pro Forma
	Historical	Historical	Historical	Historical	Adjustments		Pro Forma	Historical	Adjustments		Pro Forma

Revenues:
Oil sales	$30,131,648	$2,038,092	$301,823	$930,101	$—		$33,401,664	$1,842,567			$35,244,231
Natural gas sales	8,535,538	573,873	196,596	397,477	—		9,703,484	609,765			10,313,249
Natural gas liquids sales	—	993,057	—	—	—		993,057	268,917			1,261,974
Realized and unrealized loss on oil and natural gas swaps	(13,715,904)	—	—	—	—		(13,715,904)				(13,715,904)

Total revenues	24,951,282	3,605,022	498,419	1,327,578	—		30,382,301	2,721,249	—		33,103,550

Expenses:

Oil and natural gas production	10,827,679	1,217,586	89,361	110,403	—		12,245,029	967,658			13,212,687
Production and other taxes	2,474,759	316,242	43,794	105,710	—		2,940,505	189,245			3,129,750
General and administrative	4,596,181	—	—	—	—		4,596,181	—			4,596,181

Depletion, depreciation, amortization and accretion	12,105,713	—	—	—	674,516	(l)	13,165,722		775,870	(r)	13,941,592
					166,169	(n)
					219,324	(p)

Impairment of long-lived assets	279,700	—	—	—	—		279,700				279,700

Loss on disposal of assets	231,133	—	—	—	—		231,133	—			231,133

Total expenses	30,515,165	1,533,828	133,155	216,113	1,060,009		33,458,270	1,156,903	775,870		35,391,043

Operating income (loss)	(5,563,883)	2,071,194	365,264	1,111,465	(1,060,009)		(3,075,969)	1,564,346	(775,870)		(2,287,493)

Other income (expense):
Interest income	151,158	—	—	—	—		151,158	—			151,158
Interest expense	(1,518,052)	—	—	—	(565,863	)(m)	(2,543,822)	—	(584,800	)(s)	(3,128,622)
					(115,667	)(o)
					(344,240	)(q)

Equity in income (loss) of partnerships	10,910	12,210	—	—	—		23,120				23,120

Other	1,014	—	—	—	—		1,014				1,014

Net income (loss)	$(6,918,853)	$2,083,404	$365,264	$1,111,465	$(2,085,779)		$(5,444,499)	$1,564,346	$(1,360,670)		$(5,240,823)

Net loss per unit —
basic and diluted	$(0.27)										$(0.20)

Units used in computing net loss
per unit: basic and diluted	25,223,638				419,337	(k)					25,997,566

					354,591	(l)

See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation:
The financial statements included in this report present a pro forma combined balance sheet and pro forma combined results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by Legacy Reserves LP (“Legacy” or the “Company”).
The unaudited pro forma combined balance sheet as of June 30, 2007 included in this report gives effect to Legacy’s August 3, 2007 acquisition of certain oil and natural gas properties (referred to as the “Raven OBO Properties”) acquired from Raven Resources, LLC (“Raven”).
The unaudited pro forma combined balance sheet as of June 30, 2007 is derived from:
•	the historical consolidated financial statements of Legacy; and

•	the preliminary purchase price allocation of oil and natural gas properties acquired from Raven.
The unaudited pro forma combined statements of operations give effect to our private offering discussed below, the acquisition of the oil and natural gas properties of the Brothers Group, Foundations, H2K, South Justis Unit, Kinder Morgan, Binger Properties, Ameristate Properties, TSF Properties, Raven OBO Properties and the non-controlling interests in MBN Properties LP, and the distribution of certain assets to the owners of the Moriah Group and the Brothers Group, and our initial public offering discussed below and the use of the net proceeds therefrom, as if the transactions had occurred on January 1, 2006. Our private offering of 5,000,000 units at an offering price of $17.00 per unit, the concurrent redemption of an aggregate 4,400,000 units from our Founding Investors for $69.9 million, the acquisition of the oil and natural gas properties of the Brothers Group, Foundations, H2K and the non-controlling interests in MBN Properties LP, and the distribution of certain assets to the owners of the Moriah Group and the Brothers Group occurred on March 15, 2006. Accordingly, the operating results of the properties acquired in this transaction are included in Legacy’s historical results from that date. The acquisition of the South Justis Unit was completed as of June 29, 2006 and the operating results related to the acquired properties are included in Legacy Reserves LP’s historical results after June 30, 2006. The acquisition from Kinder Morgan was completed on July 31, 2006 and the operating results related to the acquired properties are included in Legacy’s historical results after July 31, 2006. Our initial public offering of 6,900,000 units at an offering price of $19.00 per unit closed on January 18, 2007 after trading began on January 12, 2007. The acquisition of the Binger Properties was completed on April 16, 2007 and the operating results related to the acquired properties are included in Legacy’s historical results after April 16, 2007. The acquisition from Ameristate Exploration, LLC was completed on May 1, 2007 and the operating results related to the acquired properties are included in Legacy’s historical results after May 1, 2007. The acquisition of the TSF Properties was completed on May 25, 2007 and the operating results related to the acquired properties are included in Legacy’s historical results after May 25, 2007.
The unaudited pro forma combined statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007, are derived from:
•	the historical consolidated financial statements of Legacy (formerly the Moriah Group);

•	the historical combined financial statements of the Brothers Group;

•	the historical combined financial statements of the Selected Interests of the Charities Support Foundation Inc. (“Foundations”);

•	the historical financial statements of the oil and natural gas operations of H2K Holdings Ltd. (“H2K”);

•	the historical statements of revenues, operating fees and operating expenses of certain oil and natural gas

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)

properties acquired by Legacy from Henry Holding LP (“South Justis Unit”);

•	the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired by Legacy from Kinder Morgan (collectively “Kinder Morgan”);

•	the historical statements of revenues, direct operating expenses and equity income of certain oil and natural gas properties and other interests acquired by Legacy from Nielson (Binger Properties);

•	the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired by Legacy from Ameristate (Ameristate Properties);

•	the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired by Legacy from Fields (TSF Properties);

•	the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired by Legacy from Raven (Raven OBO Properties);

•	pro forma adjustments based on assumptions we have deemed appropriate.
The transactions and the related adjustments are described in the accompanying notes. In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma combined financial statements.
The unaudited pro forma combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2006 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”). The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and on our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and March 31, 2007.
The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the acquired businesses reflected therein as filed by Legacy with the SEC.
2. Formation Entities Historical
For the sake of brevity, we have combined the following historical statements of operations for the period from January 1 through March 14, 2006 into a single column labeled “Formation Entities Historical” in the unaudited pro forma combined statement of operations for the year ended December 31, 2006:
•	the historical combined statement of operations of the Brothers Group;

•	the historical combined statement of operations of the Selected Interests of the Charities Support Foundation Inc. (“Foundations”);

•	the historical statements of the oil and natural gas operations of H2K Holdings Ltd. (“H2K”);

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
The table below details the historical statements of operations for the entities combined into the Formation Entities Historical column:

	For the period from January 1 through March 14, 2006
	Brothers	Charitable		Formation
	Group	Foundations	H2K Holdings	Entities
	Historical	Historical	Historical	Historical

Revenues:
Oil sales	$2,614,139	$255,280	$40,640	$2,910,059
Natural gas sales	748,765	80,930	—	829,695

Realized and unrealized loss on oil and natural gas swaps	(1,286,784)	—	(17,688)	(1,304,472)

Total revenues	2,076,120	336,210	22,952	2,435,282

Expenses:

Oil and natural gas production	696,077	111,484	13,345	820,906
Production and other taxes	261,143	27,002	3,302	291,447
General and administrative	277,241	11,830	3,027	292,098

Depletion, depreciation, amortization and accretion	200,722	62,631	2,773	266,126

Total expenses	1,435,183	212,947	22,447	1,670,577

Operating income	640,937	123,263	505	764,705

Other income (expense):
Interest income	301,380	—	—	301,380
Interest expense	(207,905)	—	—	(207,905)

Equity in loss of partnerships	(609,306)	—	—	(609,306)

Other	6,600	—	—	6,600

Net income	$131,706	$123,263	$505	$255,474

3. 2006 Property Acquisitions Historical
The following historical statements of operations for the year ended December 31, 2006 have been combined into a single column labeled “2006 Property Acquisitions Historical” in the unaudited pro forma combined statement of operations for the year ended December 31, 2006:

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
•	the historical statements of revenues, operating fees and operating expenses of certain oil and natural gas properties acquired by Legacy from Henry Holding LP (“South Justis Unit”);

•	the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired by Legacy from Kinder Morgan (collectively “Kinder Morgan”);
The table below details the historical statements of operations for the entities combined into the 2006 Property Acquisitions Historical column:

	For the period	For the period
	from January 1	from January 1
	through June 30,	through July 31,
	2006	2006	2006 Property
	South Justis	Kinder Morgan	Acquisitions
	Historical	Historical	Historical
Revenues:
Oil sales	$1,067,065	$4,040,314	$5,107,379
Natural gas sales	246,866	107,660	354,526

Total revenues	1,313,931	4,147,974	5,461,905

Operating expenses:
Oil and natural gas production	311,809	1,237,520	1,549,329

Production and other taxes	109,948	309,227	419,175

General and administrative	(394,345)	—	(394,345)

Total operating expenses	27,412	1,546,747	1,574,159

Excess of revenue over direct operating expenses	$1,286,519	$2,601,227	$3,887,746

4. Pro Forma Adjustments
The unaudited pro forma combined financial statements reflect the following adjustments:
a. To reflect the units issued in the Legacy Formation.
On March 15, 2006, Legacy completed a private equity offering in which it issued 5,000,000 limited partnership units at a gross price of $17.00 per unit, netting $78.7 million after initial purchaser’s discount, placement agent’s fees and expenses. Simultaneous with the completion of this offering, Legacy purchased the oil and natural gas properties of the Brothers Group, H2K Holdings Ltd. and the Charitable Support Foundations, Inc. and its affiliates. Legacy also purchased the oil and natural gas properties owned by MBN Properties, LP. In the case of the Brothers Group and H2K Holdings Ltd. those entities exchanged their oil and natural gas properties for limited partnership units. The owners of the Moriah Group, the Brothers Group and H2K Holdings Ltd. (the ''Founding Investors’’) exchanged

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
4.4 million of their units for $69.9 million in cash. The Moriah Group has been treated as the acquiring entity in the Legacy Formation. With the exception of its assumption of liabilities associated with the oil and natural gas swaps it acquired, the other depreciable assets of the Brothers Group (office furniture and equipment and vehicles) and certain unamortized deferred financing costs of the Moriah Group, Legacy did not acquire any other assets or liabilities of the Moriah Group, the Brothers Group, H2K Holdings Ltd. or the Charitable Support Foundations, Inc. and its affiliates. The removal of these assets and liabilities of the Moriah Group was reflected as a deemed dividend.
     The following table sets forth the units issued in the Legacy Formation transaction:

Number of units
Moriah Properties LP	7,334,070
DAB Resources, Ltd.	859,703

Moriah Group	8,193,773

Brothers Group	6,200,358
H2K Holdings Ltd.	83,499
MBN Properties LP	3,162,438
Legacy units	600,000

Total units issued at Legacy Formation	18,240,068

In addition to the 18,240,068 units issued at Legacy Formation, 52,616 restricted management units were issued to employees of Legacy concurrent with, but not as a part of, the Legacy Formation.
b. On March 15, 2006, Legacy Reserves LP, as part of its formation transactions, purchased oil and natural gas properties from the Brothers Group, H2K Holdings Ltd. and three charitable foundations, which included the assumption of liabilities associated with oil and natural gas swaps. The following table sets forth the purchase price allocation of this transaction:

	Number of Units	Purchase Price
	at $17.00 per unit	of Assets Acquired
Brothers Group	6,200,358	$105,406,069
H2K Holdings Ltd.	83,499	1,419,483
Cash paid to three charitable foundations	—	7,682,854

Total purchase price before liabilities assumed		114,508,406

Plus:
Oil and natural gas swap liabilities assumed		3,147,152
Asset retirement obligations incurred		1,467,241

Less:
Office furniture, equipment and vehicles acquired		(107,275)

Total purchase price allocated to oil and natural gas properties acquired		$119,015,524

As a result of the purchase above, to record incremental depreciation, depletion, amortization and accretion, using the units of production method.

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
c. On March 15, 2006, in addition to the 3,162,438 common units issued to MBN Properties LP as part of the Legacy Formation transaction, Legacy paid $65.3 million in cash to MBN Properties LP to acquire that portion of the oil and natural gas properties of MBN Properties LP it did not already own by virtue of the Moriah Group’s ownership of a 46.22% limited partnership interest in MBN Properties LP. In addition, Legacy paid $1,980,468 to MBN Management LLC to reimburse expenses incurred by that entity in anticipation of the Legacy Formation. The following table sets forth the calculation of the step-up of oil and natural gas property basis with respect to this interest acquired:

	Number of Units	Purchase Price of
	at $17.00 per unit	Assets Acquired
Units issued to MBN Properties LP	3,162,438	$53,761,446
Cash paid to MBN Properties LP	—	65,300,000

Total purchase price before liabilities assumed		119,061,446

Plus:
Oil and natural gas swap liabilities assumed		2,539,625
ARO liabilities assumed		453,913
Less:
Net book value of other property and equipment on MBN Properties LP at March 14, 2006		(39,056)

		122,015,928

Less:
Net book value of oil and gas assets on MBN Properties LP at March 14, 2006		(62,990,390)

Purchase price in excess of net book value of assets		59,025,538

Less:
Share already owned by Moriah via consolidation of MBN Properties LP	46.22%	(27,281,604)

Non-controlling interest share to record		31,743,934

Plus:
Elimination of deferred financing costs related to non-controlling interests’ share of MBN Properties LP		164,202

Reimbursement of Brothers Group’s share of MBN Management LLC losses from inception through March 14, 2006		780,239

MBN Properties LP purchase price to allocate to oil and natural gas properties		$32,688,375

Units related to purchase of non-controlling interest	1,867,290
Units related to interest previously owned by Moriah Group	1,295,148

Total units issued to MBN Properties LP	3,162,438

As a result of the purchase above, to record incremental depreciation, depletion, amortization and accretion, using the units of production method.

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
d. To eliminate interest income on notes receivable not acquired from the Brothers Group.
e. The Moriah Group and the Brothers Group also owned an interest in MBN Management LLC, whose purpose was to manage the oil and natural gas properties of MBN Properties LP and fund certain expenses and they accounted for their interests under the equity method of accounting. These interests were not acquired. The effect on the unaudited pro forma combined statements of operations is to reclassify the equity in loss of MBN Management LLC to general and administrative expense. In addition, the Brothers Group accounted for its investment in MBN Properties LP under the equity method, and an adjustment has been made to eliminate the equity method loss since the operations of MBN Properties LP are now wholly-owned. The adjustments are as follows:

Year Ended
December 31, 2006

Moriah Group — MBN Management LLC	$317,788

Brothers Group:
MBN Properties LP	$382,563
MBN Management LLC	226,743

Total Brothers Group	$609,306

f. Record additional compensation expense resulting from employment egreements executed at the closing of the private equity offering.
g. On June 29, 2006, Legacy purchased oil and natural gas properties from Henry Holding LP in eastern New Mexico in the South Justis Unit (“SJU”) and the right to operate these properties. The stated purchase price was $14 million cash plus the issuance of 138,000 units on June 29, 2006 and 8,415 units on November 10, 2006 at $17.00 per unit ($2,346,000 and $143,055, respectively) less final adjustments of approximately $624,000. The effective date of our ownership is May 1, 2006. Legacy has been elected operator of the SJU following the closing of the transaction, which entitles Legacy to a contractual overhead reimbursement of approximately $127,500 per month from its partners in the SJU. The $15.8 million net purchase price was allocated (not including the $143,055 relating to the 8,415 units issued on November 10, 2006) with $2.9 million recorded as lease and well equipment, $5.9 million of leasehold costs and $7.0 million capitalized as an intangible asset relating to the operating rights associated with the SJU. The lease and well equipment and leasehold costs will be depleted using the units of production method. The capitalized operating rights associated with the SJU will be amortized over the estimated total well months the wells in the SJU are expected to be operated. $137,453 of asset retirement obligations were recorded in connection with this transaction.
As a result of the purchase above, to record incremental depreciation, depletion, amortization and accretion.
h. To record incremental interest expense associated with the $12.6 million of borrowings under Legacy’s revolving credit agreement incurred to fund the acquisition of SJU oil and natural gas properties from Henry Holding LP, using an interest rate of 6.89% to reflect the interest rate at closing of the acquisition on June 29, 2006.
i. On July 31, 2006 Legacy purchased oil and natural gas properties from Kinder Morgan located in the Permian Basin. The stated purchase price was $18 million cash before post-closing adjustments. The effective date of our ownership is July 1, 2006. The $17.2 million net

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
purchase price was allocated with $4.1 million recorded as lease and well equipment and $13.1 million of leasehold costs. Asset retirement obligations of $1,383,180 were recorded in connection with this transaction.
As a result of the purchase above, to record incremental depreciation, depletion, amortization and accretion, using the units of production method.
j. To record incremental interest expense associated with $14.4 million of borrowings under Legacy’s revolving credit agreement incurred to fund the acquisition of oil and natural gas properties from Kinder Morgan, using an interest rate of 6.89% to reflect the interest rate at closing of the acquisition on July 31, 2006.
k. On January 18, 2007, Legacy closed its initial public offering in which 6,900,000 units were issued at $19.00 per unit. Net proceeds totaled approximately $121,554,464 or $17.62 per unit. Payment of then existing revolver debt and general business purposes was the use of proceeds.
To adjust interest expense downward as a result of the use of net proceeds of the initial public offering to repay debt. Since the $121,554,464 net proceeds are less than the $139,800,000 pro forma debt amounts of $65,800,000 related to the Formation Transaction, $12,600,000 related to the South Justis acquisition, $14,400,000 related to the Kinder Morgan acquisition, $29,000,000 related to the Binger acquisition, $5,000,000 related to the Ameristate acquisition and $13,000,000 related to the TSF acquisition, we have assumed the issuance of all 6,900,000 units at $17.62 per unit on January 1, 2006 to retire a portion of the $139,800,000 of pro forma debt.
l. On April 16, 2007 Legacy purchased oil and natural gas properties from Nielson located in Caddo County, Oklahoma. The final net purchase price as determined by a post-closing settlement was $45.3 million, with $29.52 million paid in cash and the remaining $15.75 million via the issuance of 611,247 Legacy units at $25.77 per unit. The effective date of our ownership is February 1, 2007. The assets acquired consist of: (1) a 54.5% working interest in the East Binger (Marchand) Unit in Caddo County, Oklahoma with respect to 51 producing wells and 32 water injection wells and (2) a 50% ownership interest in Binger Operations, LLC (“BOL”), the principal purpose of which is to operate the East Binger Unit. Via Legacy’s 50% ownership of BOL, we own an additional 0.74% working interest in the East Binger Unit. Legacy accounts for its 50% ownership of BOL under the equity method. The estimated $45.3 million net purchase price was allocated as follows: $14.7 million recorded as lease and well equipment, $30.0 million as leasehold costs and $0.6 million as investment in BOL. Asset retirement obligations of approximately $185,000 were recorded in connection with this transaction.
As a result of the purchase above, to record incremental depreciation, depletion, amortization and accretion, using the units of production method.
m. To record incremental interest expense associated with $29.0 million of borrowings under Legacy’s revolving credit agreement incurred to fund the acquisition of oil and natural gas properties from Nielson, using an interest rate of 6.69% to reflect the interest rate at closing of the acquisition on April 16, 2007.
n. On May 1, 2007 Legacy purchased oil and natural gas properties from Ameristate located in the Permian Basin of southeast New Mexico. The stated purchase price was $5.5 million cash before post-closing adjustments. The effective date of our ownership is January 1, 2007. The Ameristate Properties consist primarily of working interests in 39 producing wells located in Lea and Eddy counties in southeast New Mexico, 15 of which are operated and 24 of which are non-operated.

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
The $5.2 million net purchase price was allocated with $0.5 million recorded as lease and well equipment and $4.7 million of leasehold costs. Asset retirement obligations of approximately $51,000 were recorded in connection with this transaction.
As a result of the purchase above, to record incremental depreciation, depletion, amortization and accretion, using the units of production method.
o. To record incremental interest expense associated with $5.0 million of borrowings under Legacy’s revolving credit agreement incurred to fund the acquisition of oil and natural gas properties from Ameristate, using an interest rate of 6.94% to reflect the interest rate at closing of the acquisition on May 1, 2007.
p. On May 25, 2007 Legacy purchased oil and natural gas properties from Fields located in the Permian Basin of west Texas. The stated purchase price was $15.3 million cash before post-closing adjustments. The effective date of our ownership is March 1, 2007. The TSF Properties consist primarily of working interests in 19 operated producing wells located in Midland, Reagan and Upton counties in west Texas. The $14.9 million net purchase price was allocated with $1.9 million recorded as lease and well equipment and $13.0 million of leasehold costs. Asset retirement obligations of approximately $99,000 were recorded in connection with this transaction.
As a result of the purchase above, to record incremental depreciation, depletion, amortization and accretion, using the units of production method.
q. To record incremental interest expense associated with $13.0 million of borrowings under Legacy’s revolving credit agreement incurred to fund the acquisition of oil and natural gas properties from TSF, using an interest rate of 6.62% to reflect the interest rate at closing of the acquisition on May 25, 2007.
r. On August 3, 2007 Legacy purchased oil and natural gas properties from Raven located in the Permian Basin of west Texas. The stated purchase price was $20.3 million cash before post-closing adjustments which have not been finally determined. The effective date of our ownership is July 1, 2007. The Raven OBO Properties consist of working interests in 450 non-operated wells in 98 separate properties located in . The estimated $19.9 million net purchase price was allocated with $1.6 million recorded as lease and well equipment and $18.3 million of leasehold costs. Asset retirement obligations of approximately $224,000 were recorded in connection with this transaction.
To record the Raven OBO acquisition and related incremental depreciation, depletion, amortization and accretion, using the units of production method.
s. To record incremental interest expense associated with $17.0 million of borrowings under Legacy’s revolving credit agreement incurred to fund the acquisition of oil and natural gas properties from Raven, using an interest rate of 6.88% to reflect the interest rate at closing of the acquisition on August 3, 2007.

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
5. Oil, Natural Gas and NGL Reserve Disclosures
     The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves for the year ended December 31, 2006, giving effect to the acquisition of oil and natural gas properties from the Formation Entities (the Brothers Group, Charitable Foundations and H2K Holdings), the 2006 Acquisitions (South Justis Unit acquired from Henry and the Kinder Morgan Properties), Nielson, Ameristate, TSF and Raven as if the transactions had occurred on January 1, 2006. For the sake of brevity as in Notes 2 and 3 above, we have provided supporting tables detailing the Formation Entities and the 2006 Acquisitions. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact:

	Oil (MBbls)
	Legacy/	Formation	2006	Historical	Binger	Ameristate	TSF	Legacy	Raven OBO	Pro Forma
	Moriah	Entities	Acquisitions	Legacy	Acquisition	Acquisition	Acquisition	Previous	Acquisition	Total

Total Proved Reserves:
Balance, December 31, 2005	8,118	4,191	1,769	14,078	1,926	55	630	16,689	1,043	17,732
Purchases (sales) of minerals in place	6,352	(4,141)	(1,698)	513	—	—	—	513	—	513
Extensions and discoveries	75	—	—	75	—	—	—	75	—	75
Revisions of previous estimates due to infill drilling, recompletions and stimulations	233	—	—	233	—	—	—	233	—	233
Revisions of previous estimates due to prices and performance	(657)	—	—	(657)	(4)	7	13	(641)	(81)	(722)
Production	(749)	(50)	(71)	(870)	(131)	(7)	(53)	(1,061)	(69)	(1,130)

Balance, December 31, 2006	13,372	—	—	13,372	1,791	55	590	15,808	893	16,701

Proved Developed Reserves:
December 31, 2005	6,380	3,631	1,695	11,706	1,526	51	630	13,913	1,043	14,956
December 31, 2006	11,132	—	—	11,132	1,391	51	590	13,164	893	14,057

	Gas (MMef)
	Legacy/	Formation	2006	Historical	Binger	Ameristate	TSF	Legacy	Raven OBO	Pro Forma
	Moriah	Entities	Acquisitions	Legacy	Acquisition	Acquisition	Acquisition	Previous	Acquisition	Total

Total Proved Reserves:
Balance, December 31, 2005	24,457	9,322	1,624	35,403	6,641	1,462	1,691	45,197	2,380	47,577
Purchases (sales) of minerals in place	11,871	(9,204)	(1,569)	1,098	—	—	—	1,098	—	1,098
Extensions and discoveries	207	—	—	207	—	—	—	207	—	207
Revisions of previous estimates due to infill drilling, recompletions and stimulations	494	—	—	494	—	—	—	494	—	494
Revisions of previous estimates due to prices and performance	(2,296)	—	—	(2,296)	(27)	(12)	100	(2,235)	(106)	(2,341)
Production	(2,200)	(118)	(55)	(2,373)	(331)	(192)	(150)	(3,046)	(201)	(3,247)

Balance, December 31, 2006	32,533	—	—	32,533	6,283	1,258	1,641	41,715	2,073	43,788

Proved Developed Reserves:
December 31, 2005	20,618	8,535	1,498	30,651	5,957	1,330	1,691	39,629	2,380	42,009
December 31, 2006	28,126	—	—	28,126	5,599	1,126	1,641	36,492	2,073	38,565

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)

	NGL (MBbls)
	Legacy/	Formation	2006	Historical	Binger	Ameristate	TSF	Legacy	Raven OBO	Pro Forma
	Moriah	Entities	Acquisitions	Legacy	Acquisition	Acquisition	Acquisition	Previous	Acquisition	Tolal

Total Proved Reserves:
Balance, December 31, 2005	—	—	—	—	1,479	—	—	1,479	194	1,673
Purchases of minerals-in-place	—	—	—	—	—	—	—	—	—	—
Extensions and discoveries	—	—	—	—	—	—	—	—	—	—
Revisions of previous estimates due to infill drilling, recompletions and stimulations	—	—	—	—	—	—	—	—	—	—
Revisions of previous estimates due to prices and performance	—	—	—	—	(4)	—	—	(4)	1	(3)
Production	—	—	—	—	(87)	—	—	(87)	(11)	(98)

Balance, December 31, 2006	—	—	—	—	1,388	—	—	1,388	184	1,572

Proved Developed Reserves:
December 31, 2005	—	—	—	—	1,246	—	—	1,246	194	1,440
December 31, 2006	—	—	—	—	1,155	—	—	1,155	184	1,339

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
The following tables set forth the oil and natural gas reserve quantities for the Formation Entities:

	Oil (MBbls)
	Brothers	Charitable	H2K	Pro Forma
	Group	Foundations	Holdings	Total

Total Proved Reserves:
Balance, December 31, 2005	3,685	457	49	4,191
Purchases (sales) of minerals in place	(3,640)	(453)	(48)	(4,141)
Production	(45)	(4)	(1)	(50)

Balance, December 31, 2006	—	—	—	—

Proved Developed Reserves:
December 31, 2005	3,213	377	41	3,631
December 31, 2006	—	—	—	—

	Gas (MMcf)
	Brothers	Charitable	H2K	Pro Forma
	Group	Foundations	Holdings	Total

Total Proved Reserves:
Balance, December 31, 2005	8,013	1,185	124	9,322
Purchases (sales) of minerals in place	(7,907)	(1,174)	(123)	(9,204)
Production	(106)	(11)	(1)	(118)

Balance, December 31, 2006	—	—	—	—

Proved Developed Reserves:
December 31, 2005	7,346	1,076	113	8,535
December 31, 2006	—	—	—	—

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
The following tables set forth the oil and natural gas reserve quantities for the 2006 Acquisitions:

	Oil (MBbls)
	South	Kinder	Pro Forma
	Justis	Morgan	Total

Total Proved Reserves:
Balance, December 31, 2005	538	1,231	1,769
Purchases (sales) of minerals in place	(522)	(1,176)	(1,698)
Production	(16)	(55)	(71)

Balance, December 31, 2006	—	—	—

Proved Developed Reserves:
December 31, 2005	464	1,231	1,695
December 31, 2006	—	—	—

	Gas (MMcf)
	South	Kinder	Pro Forma
	Justis	Morgan	Total

Total Proved Reserves:
Balance, December 31, 2005	1,079	545	1,624
Purchases (sales) of minerals in place	(1,044)	(525)	(1,569)
Production	(35)	(20)	(55)

Balance, December 31, 2006	—	—	—

Proved Developed Reserves:
December 31, 2005	953	545	1,498
December 31, 2006	—	—	—

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2006, giving effect to the acquisition of oil and natural gas properties from Nielson, Ameristate, TSF and Raven as if the transactions had occurred on January 1, 2006. Future cash flows are computed by applying year-end pricing relating to our proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2006 as well as to the historical statements of direct revenues and direct operating expenses of certain natural gas and oil properties acquired from Nielson, Ameristate, TSF and Raven for a discussion of the assumptions used in preparing the information presented.

	December 31, 2006
	Legacy/	Binger	Ameristate	TSF	Raven OBO	Pro Forma
	Moriah	Acquisition	Acquisition	Acquisition	Acquisition	Total
	(in thousands)

Future production revenues	$947,914	$195,500	$10,186	$44,923	$71,096	$1,269,619
Future costs:
Production	(387,238)	(118,403)	(3,306)	(15,323)	(35,318)	(559,588)
Development	(43,419)	(7,904)	(959)	—	(272)	(52,554)

Future net cash flows before income taxes	517,257	69,193	5,921	29,600	35,506	657,477
10% annual discount for estimated timing of cash flows	(276,694)	(30,474)	(2,348)	(15,671)	(17,565)	(342,752)

Standardized measure of discounted net cash flows	$240,563	$38,719	$3,573	$13,929	$17,941	$314,725

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)
     The following table sets forth the principal sources of change in discounted future net cash flows (dollars in thousands):

	December 31, 2006
	Legacy/	Formation	2006	Historical	Binger	Ameristate	TSF	Legacy	Raven OBO	Pro Forma
	Moriah	Entities	Acquisitions	Legacy	Acquisition	Acquisition	Acquisition	Previous	Acquisition	Total
	(in thousands)

Increase (decrease):
Sales, net of production costs	$(40,113)	$(2,628)	$(3,493)	$(46,234)	$(9,057)	$(1,171)	$(3,876)	$(60,338)	$(3,992)	$(64,330)
Net change in sales prices, net of production costs	(60,531)	—	—	(60,531)	(15,785)	(2,539)	(3,275)	(82,130)	(4,480)	(86,610)
Changes in estimated future development costs	4,582	—	—	4,582	18	(89)	—	4,511	(258)	4,253
Extensions and discoveries, net of future production and development costs	2,723	—	—	2,723	—	—	—	2,723	—	2,723
Previously estimated development costs incurred	9,517	—	—	9,517	1,759	100	141	11,517	44	11,561
Revisions of previous estimates due to infill drilling, recompletions and stimulations	7,919	—	—	7,919	—	—	—	7,919	—	7,919
Revisions of previous estimates due to prices and performance	(12,232)	—	—	(12,232)	(122)	78	468	(11,808)	(1,246)	(13,054)
Purchases (sales) of minerals in place	127,009	(82,563)	(27,125)	17,321	—	—	—	17,321	—	17,321
Other	(2,971)	—	—	(2,971)	4,852	(615)	877	2,143	1,608	3,751
Accretion of discount	12,663	—	—	12,663	5,005	701	1,575	19,944	2,354	22,298

Net Increase (decrease)	48,566	(85,191)	(30,618)	(67,243)	(13,330)	(3,535)	(4,090)	(88,198)	(5,970)	(94,168)
Standardized measure of discounted net cash flows:
Beginning of year	191,997	85,191	30,618	307,806	52,049	7,108	18,019	384,982	23,911	408,893

End of year	$240,563	$—	$—	$240,563	$38,719	$3,573	$13,929	$296,784	$17,941	$314,725

The following table sets forth the changes in the standardized measure for the Formation entities:

LEGACY RESERVES LP (FORMERLY MORIAH GROUP)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(continued)

	December 31, 2006
	Brothers	Charitable	H2K	Pro Forma
	Group	Foundations	Holdings	Total
	(in thousands)

Increase (decrease):
Sales, net of production costs	$(2,406)	$(198)	$(24)	$(2,628)
Purchase (sales) of minerals in place	(72,441)	(9,140)	(982)	(82,563)

Net increase (decrease)	(74,847)	(9,338)	(1,006)	(85,191)
Standardized measure of discounted net cash flows:
Beginning of year	74,847	9,338	1,006	85,191

End of year	$—	$—	$—	$—

The following table sets forth the changes in the standardized measure for the 2006 Acquisitions:

	December 31, 2006
	South	Kinder	Pro Forma
	Justis	Morgan	Total
	(in thousands)

Increase (decrease):
Sales, net of production costs	$(892)	$(2,601)	$(3,493)
Purchase of minerals-in-place	(10,096)	(17,029)	(27,125)

Net Increase (decrease)	(10,988)	(19,630)	(30,618)
Standardized measure of discounted net cash flows:
Beginning of year	10,988	19,630	30,618

End of year	$—	$—	$—